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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference of our firm in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997, and the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-51789) of our reserve report dated as of December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement on Form S-3.


                                 NETHERLAND, SEWELL & ASSOCIATES, INC.


                                 By: /s/ FREDERIC D. SEWELL
                                    --------------------------
                                     Frederic D. Sewell
                                     President

Dallas, Texas
May 11, 1998